Salona Global Medical Device Corporation Provides Guidance; Publishes Call Transcript

San Diego, California - December 9, 2021 - Salona Global Medical Device Corporation ("Salona" or the "Company") (TSXV:SGMD), an acquisition-oriented medical device company serving the global injury and surgery recovery (known as recovery science) market, is pleased to provide guidance on the Company's performance. The Company expects to build significantly on its published annual revenue run-rate of $24 million per year announced September 30, 2021 by year end. Through a combination of organic growth and closing at least one more acquisition, management anticipates generating annual run-rate revenues of $40 million, with estimated gross margins of approximately 30-40%, by fiscal year end (February 28, 2022).

"We're very pleased with the progress to date" said Les Cross, Chairman of Salona Global. "We listed with $16 million in annual revenue and we expect to be approaching a $40 million run rate revenue by fiscal year end through the execution of our growth strategy. In addition, we expect to be able to continue our growth rate into next year as well."

Additionally, the transcript from today's shareholder update call will be available under the Company's Profile on SEDAR (www.sedar.com).

For more information please contact:

Les Cross

Chairman of the Board and Interim Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Additional Information

There can be no assurance that any acquisition will be completed or the timing of any acquisitions. Completion of any transaction will be subject to applicable director, shareholder and regulatory approvals.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing additional acquisitions. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: acquisition targets achieving results at least as good as their historical performances; the financial information regarding targets being verified when included in the Company's consolidated financial statements prepared in accordance with GAAP; the Company successfully identifying, negotiating and completing additional acquisitions, including accretive acquisitions; the Company organically growing including new sales from its new GPO LLC, of at least $11 million from September 30, 2021 to February 28, 2022 and completing at least one acquisition that add at least $5 million in new revenue in order to meet fiscal 2022 guidance. Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona operates; the ability of Salona to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona is exposed; the failure of third parties to comply with their obligations to Salona or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and Salona undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.